                                                                    Exhibit 21.1

                        COLEMAN CABLE, INC. SUBSIDIARIES

SUBSIDIARY                                    JURISDICTION OF ORGANIZATION
Baron Wire & Cable Corp.                                Illinois
CCI Enterprises, Inc.                                   Delaware
CCI International, Inc.                                 Delaware
Lakeside Drive Associates, Inc.                         Delaware
Oswego Wire Incorporated                                 Texas
The Dekalb Works Company                                Illinois